                                                                    EXHIBIT 10.6

                             SUBSCRIPTION AGREEMENT

                         dated as of November 18, 1996,

                                      among

                             THE EDISON PROJECT INC.

                                       and

                         THE OTHER PARTIES LISTED HEREIN

                                TABLE OF CONTENTS

                                                                                                                      Page

SECTION 1      Sale and Purchase of the Investor Shares ..............................................................  3
   1.1         Transfer of the Investor Shares .......................................................................  3
   1.2         First Closing .........................................................................................  4
   1.3         Second Closing ........................................................................................  5
   1.4         WSI Subscription Right and Obligation .................................................................  6
   1.5         Issuance of Additional Shares following the Second Closing Date .......................................  9
   1.6         Company Option to Replace Investors ................................................................... 11
   1.7         Waiver of Pre-emptive Rights .......................................................................... 12

SECTION 2      Representations, Warranties and Covenants of the Company and the Partnership .......................... 12
   2.1         Organization .......................................................................................... 12
   2.2         Qualification; Good Standing .......................................................................... 13
   2.3         Authorization; Enforceability ......................................................................... 13
   2.4         No Conflict ........................................................................................... 14
   2.5         Company Stock; Partnership Interests .................................................................. 15
   2.6         Securities Laws ....................................................................................... 17
   2.7         Equity Investments .................................................................................... 17
   2.8         Compliance with Laws; Governmental Authorizations ..................................................... 17
   2.9         Small Business Concern ................................................................................ 17
   2.10        Activities and Proceeds ............................................................................... 18
   2.11        Additional Information ................................................................................ 19
   2.12        Access ................................................................................................ 20
   2.13        Financial Information ................................................................................. 20
   2.14        Absence of Undisclosed Liabilities .................................................................... 21
   2.15        Litigation ............................................................................................ 21
   2.16        Brokers and Finders ................................................................................... 22
   2.17        Tax Matters ........................................................................................... 22
   2.18        ERISA ................................................................................................. 23
   2.19        Changes in Condition .................................................................................. 24
   2.20        Agreements ............................................................................................ 24
   2.21        Related Party Transactions ............................................................................ 26
   2.22        Absence of Sensitive Payments ......................................................................... 26
   2.23        Insurance ............................................................................................. 27

SECTION 3      Representations and Warranties of WSI ................................................................. 27
   3.1         Organization .......................................................................................... 27
   3.2         Authorization; Enforceability ......................................................................... 27
   3.3         No Conflict ........................................................................................... 28

                                      (i)

  3.4          WSI Stock and Partnership Interests ..........................................  28
SECTION 4      Representations and Warranties of Sprout and the Sprout Shareholders .........  29
  4.1          Organization .................................................................  30
  4.2          Authorization; Enforceability ................................................  30
  4.3          No Conflict ..................................................................  30
  4.4          Sprout Stock and Partnership Interests .......................................  31
  4.5          Assets and Liabilities .......................................................  32

SECTION 5      Representations and Warranties of Certain Investors ..........................  32
  5.1          Organization .................................................................  33
  5.2          Authorization; Enforceability ................................................  33
  5.3          No Conflict ..................................................................  33
  5.4          Investor Stock and Partnership Interest ......................................  34
  5.5          Investment Representations and Warranties ....................................  34
  5.6          Brokers and Finders ..........................................................  35
  5.7          Certain Representations and Warranties of the Zesiger Group ..................  36

SECTION 6      Conditions to First Closing; Certain Covenants ...............................  36
  6.1          Conditions Precedent to Obligations of Investors .............................  36
  6.2          Conditions Precedent to Obligations of the Company Parties ...................  38
  6.3          Certain Covenants ............................................................  40

SECTION 7      Conditions to Second Closing .................................................  40
  7.1          Conditions Precedent to Obligations of Investors .............................  40
  7.2          Conditions Precedent to Obligations of Company Parties .......................  41

                                      (ii)

SECTION 8.    Survival of Representations and Warranties......................................  42

SECTION 9.    Indemnification.................................................................  42

SECTION 10.   Fees and Expenses...............................................................  44

SECTION 11.   Assignment; Parties in Interest.................................................  45

SECTION 12.   Entire Agreement................................................................  45

SECTION 13.   Notices.........................................................................  45

SECTION 14.   Amendments......................................................................  46

SECTION 15.   Counterparts....................................................................  46

SECTION 16.   Headings........................................................................  46

SECTION 17.   Governing Law...................................................................  46

SECTION 18.   Arbitration.....................................................................  46

                                     (iii)

EXHIBITS
--------

Exhibit A-1            -            Form of Secured Note of Reid
Exhibit A-2            -            Form of Stock Power of Reid
Exhibit B-1            -            Certificate of Designation for Series A Preferred
Exhibit B-2            -            Certificate of Designation for Series B Preferred
Exhibit B-3            -            Certificate of Designation for Series C Preferred
Exhibit B-4            -            Certificate of Amendment to Certificate of Designation for Series B Preferred
Exhibit B-5            -            Certificate of Amendment to Certificate of Designation for Series C Preferred

SCHEDULES
---------
Schedule 1.1           -            Investors and Share Amounts and Price
Schedule 1.1(a)                     Zesiger Group Investors
Schedule 1.5           -            Certain Defined Terms
Schedule 2.1(a)        -            Amended and Restated Certificate of Incorporation and Amended and Restated
                                    By-laws of the Company
Schedule 2.5           -            Options
Schedule 2.13(a)       -            Financial Statements
Schedule 2.14          -            Undisclosed Liabilities
Schedule 2.15          -            Litigation
Schedule 2.17          -            Tax Matters
Schedule 2.19          -            Changes in Condition
Schedule 2.20          -            Agreements
Schedule 2.21          -            Related Party Transactions
Schedule 2.23          -            Insurance
Schedule 4.1           -            Certificate of Incorporation and By-laws of Sprout
Schedule 7.1           -            Preliminary Financial Results
Schedule 13            -            Addresses for Notices


                                      (iv)

         SUBSCRIPTION AGREEMENT dated as of November 18, 1996 (the "Agreement"), among THE EDISON PROJECT INC., a Delaware corporation (the "Company"), THE EDISON PROJECT L.P., a Delaware limited partnership (the "Partnership"), WSI INC., a Delaware corporation ("WSI"), WPA INVESTMENT L.P., a Delaware limited partnership ("WPA"), WEG L.P., a Delaware limited partnership ("WEG I"), WEG II L.P., a Delaware limited partnership ("WEG II"), and together with WSI, WPA and WEG I, the "WSI Shareholders"), SPROUT EDISON PROJECT, INC., a Delaware corporation ("Sprout"), SPROUT CAPITAL VI, L.P., a Delaware limited partnership, SPROUT CAPITAL VII, L.P., a Delaware limited partnership, DLJ CAPITAL CORPORATION (DELAWARE), a Delaware corporation, AND SPROUT CEO FUND, L.P., a Delaware limited partnership (together, the "Sprout Shareholders"), BLUE ROCK CAPITAL, L.P., a Delaware limited partnership ("Blue Rock"), BENNO C. SCHMIDT, SR. ("BCS"), JOHN R. SCHMIDT ("JRS"), JOEL E. SMILOW ("Smilow"), JOHN W. CHILDS ("Childs"), J.W. CHILDS INVESTMENTS, L.L.C., a Delaware limited liability company ("JWC"), RICHMONT LEEDS EDUCATION COMPANY L.L.C., a Delaware limited liability company ("RLEC"), JOHN C. REID ("Reid"), and EACH OF THE CERTAIN INVESTORS SET FORTH ON SCHEDULE 1.1(A) HEREOF (collectively, the "Zesiger Group", and together with the WSI Shareholders, the Sprout Shareholders, Blue Rock, BCS, JRS, Smilow, Childs, JWC, Reid and RLEC, collectively, the "Investors").

         WHEREAS, in accordance with Section 15 of the Partnership's Amended and Restated Agreement of Limited Partnership dated as of March 14, 1995 (as heretofore amended, the "1995 Partnership Agreement"), WSI and Sprout as the sole general partners of the Partnership desire to "convert" the Partnership into a corporation as provided herein; and

         WHEREAS, following such conversion the Company will, directly or indirectly, own 100% of the Partnership; and

         WHEREAS, the parties hereto are entering into this Agreement in order to effect a tax free transfer under Section 351 of the Internal Revenue Code of 1986, as amended, pursuant to which each of the Investors will transfer its or his respective partnership interest in the Partnership and/or other assets to the Company in exchange for shares of common and preferred stock of the Company (collectively, the "Shares") as shown next to its or his name on Schedule 1.1. Notwithstanding the foregoing, the term "Shares" shall include, without limitation, (i) any and all shares of any series of common stock of the Company issued to any Investor pursuant to the Subscription Agreement at the First Closing, (ii) any and all shares of any series of preferred stock of the Company issued to any Investor pursuant to the Subscription Agreement at the First Closing or the Second Closing, (iii) any and all shares of common stock of the Company or other securities of the Company issuable or issued upon conversion or exchange of any of the shares of preferred stock issued pursuant to the Subscription Agreement at the First Closing or the Second Closing, (iv) any shares of common stock of the Company issuable upon the exercise of the options described in Section 2.5 hereof, and (v) any securities issuable or issued or distributed in respect of any of the securities identified in clauses (i), (ii),
(iii) or (iv) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants contained herein, the parties hereto hereby agree as follows:

         SECTION 1. SALE AND PURCHASE OF THE INVESTOR SHARES.

         1.1. TRANSFER OF THE INVESTOR SHARES. Subject to the terms and conditions hereof, (a) the Company hereby agrees to issue, sell, assign and transfer to each Investor the Shares, free and clear of all liens and encumbrances, in the amounts and in the classes indicated next to such Investor's name on Schedule 1.1 under the headings "First Closing Shares" and "First Closing Date" or in the footnote with respect thereto (such Shares, the "First Closing Shares") and under the headings "Second Closing Shares" and "Second Closing Date" (such Shares, the "Second Closing Shares", and together with the First Closing Shares) and (b) each Investor hereby agrees to subscribe for and purchase on the First Closing Date (as defined below) the Shares indicated next to such Investor's name on Schedule 1.1 under the headings "First Closing Shares" and "First Closing Date" and to purchase on the Second Closing Date (as defined below) the Shares indicated next to such Investor's name on
Schedule 1.1 under the headings "Second Closing Shares" and "Second Closing Date," in each case for the consideration described in Sections 1.2, 1.3 and 1.4 below, the consideration for which shall consist of the common stock of Sprout, cash, a Partnership Interest (as defined below), both cash and a Partnership Interest, or, in the case of Reid, a secured note substantially in the form of Exhibit A-1 hereto accompanied by a duly executed stock power substantially in the form of Exhibit A-2 hereto, in each case as set forth on Schedule 1.1. The Investor Shares shall consist of shares of one or more series of the Company's common stock, par value $.01 per share ("Common Stock"), and convertible exchangeable preferred stock, par value $.01 per share (the

"Preferred Stock"), all as set forth on Schedule 1.1, having the preferences, limitations, and rights set forth in the Constitutional Documents (defined below) and certificates of designation set forth as Exhibits B-1, B-2, B-3, B-4 and B-5 (the "Certificates of Designation"). The Shares will be subject to the Edison Project Inc. Shareholders' Agreement dated the date hereof (the "Shareholders' Agreement"). "Operative Documents" means (i) this Agreement, (ii) the Shareholders' Agreement and (iii) the Partnership Agreement (as defined below).

         1.2. FIRST CLOSING. Subject to the conditions set forth in Section 6 below, the closing of the purchase and sale of the First Closing Shares (the "First Closing") shall take place on the date of execution and delivery of this Agreement (the "First Closing Date") at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York.

         On the First Closing Date:

         (a) each Investor other than the Sprout Shareholders will (i) contribute to the capital of the Company all of such Investor's right, title and interest in and to the Partnership (each a "Partnership Interest") and/or (ii) pay the Company such amounts, in immediately available funds (other than Reid, who will pay by secured note), as is set forth next to such Investor's name on
Schedule 1.1 under the heading "Assets Contributed" with respect to First Closing Shares, and upon receipt of such Partnership Interests and/or funds or secured note, the Company shall deliver to each such Investor share certificates representing the First Closing Shares thereby purchased by such Investor, duly registered in the name of the applicable Investor;

         (b) each of the Sprout Shareholders, as the owners of all of the issued and outstanding stock of Sprout (the "Sprout Shares"), will contribute to the capital of the Company all of such Sprout Shareholder's right, title and interest in and to the Sprout Shares owned by it, and upon receipt of such Sprout Shares, the Company shall transfer to the applicable Sprout Shareholder share certificates representing the First Closing Shares to be received in exchange for such Sprout Shares, duly registered in the name of such shareholder;

         (c) the Company and the Investors shall enter into the Shareholders' Agreement;

         (d) the Company and Sprout, as the sole partners of the Partnership, shall amend and restate the 1995 Partnership Agreement pursuant to the Amended and Restated Partnership Agreement of the Partnership dated as of the date hereof (as so amended and restated, the "Partnership Agreement"); and

         (e) the options to purchase interests in the Partnership or rights to receive options to purchase interests in the Partnership issued or reserved for issuance immediately prior to the First Closing shall convert to options to purchase 6,561,800 shares of Series A Common Stock of the Company, par value $.01 per share.

         The execution and delivery of this Agreement and the First Closing shall be simultaneous in that neither the execution and delivery of this Agreement nor any event required by the terms of this Agreement to occur at the First Closing shall be deemed to have occurred until such execution and delivery and all such events shall have occurred and when such execution and delivery and all such events have occurred, they shall be deemed to have occurred simultaneously.

         1.3. SECOND CLOSING. Subject to the conditions set forth in Section 1.6 and Section 7 below, the closing of the purchase and sale of the Second Closing Shares (the

"Second Closing") as set forth on Schedule 1.1 shall take place on May 1, 1997 (the "Second Closing Date") at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York. On the Second Closing Date, each of the Investors other than the Sprout Shareholders, Blue Rock, JRS, Childs, Reid, WPA, WEG I and WEG II shall pay the Company such amount, in immediately available funds, as is set forth next to such Investor's name on Schedule 1.1 under the heading "Assets Contributed" with respect to Second Closing Shares. Upon receipt of such funds, the Company shall deliver to each Investor so paying share certificates representing the Second Closing Shares purchased by such Investor, duly registered in the name of the applicable Investor.

         1.4. WSI SUBSCRIPTION RIGHT AND OBLIGATION.

         (a) Subject to the Shareholders' Agreement, WSI may assign its right and obligation to purchase all or a portion of the Shares it has agreed to purchase on the Second Closing Date (the "WSI Second Closing Shares") to one or more of (i) any third party provided that WSI shall provide to the other parties to the Shareholders' Agreement the rights of first refusal provided in Section
4.4 thereof with respect thereto, (ii) Blue Rock or (iii) an Affiliate (as defined in the Shareholders' Agreement) of WSI ("Assigns"). Any Assign of WSI shall execute and deliver the Shareholders' Agreement and be an "Shareholder" for all purposes of the Shareholders' Agreement, and, in the event any such assign is an Affiliate of WSI controlled by WSI, such assign shall be a "WSI Shareholder" for all purposes of such agreement. Any failure of WSI or any of its Assigns to purchase all or any portion of the WSI Second Closing Shares shall not affect the rights of WSI or any WSI Shareholder under the Shareholders' Agreement.

         (b) The per share price for the shares of the Company's Series B Convertible Exchangeable Preferred Stock which WSI has agreed to purchase on the Second Closing Date (the "WSI Series B Preferred") shall be $1.65 provided that not less than ten (10) business days prior to the Second Closing, the Company reasonably estimates, subject to the review of the Board of Directors, that at least 13,427 students will enroll in Edison schools for the 1997-1998 school year (the "Enrollment Test"). If the Company does not reasonably so estimate, the per share price for the WSI Series B Preferred shall be $1.95, subject to adjustment pursuant to the next sentence. If the Adjusted Series C Purchase Price is less than $1.95 but equal to or greater than $1.65, then the per share price for the WSI Series B Preferred (as finally determined, the "Adjusted Series B Purchase Price") shall equal the Adjusted Series C Purchase Price; provided, however, that if the Adjusted Series C Purchase Price is below $1.65, then the Adjusted Series B Purchase Price shall be $1.65. On or prior to the 10th business day following the determination of the Adjusted Series C Purchase Price (as set forth below), if the Adjusted Series B Purchase Price is greater than the greater of (i) $1.65 and (ii) the Adjusted Series C Purchase Price, the Company will issue to WSI or its Assigns such number of WSI Series B Preferred (the "Series B Preferred Adjustment Shares") as required such that the result of
(i) (A) the aggregate purchase price paid on the Second Closing Date by WSI or its Assigns for the WSI Series B Preferred, divided by (B) the aggregate number of WSI Series B Preferred shares purchased plus such additional number of Series B Preferred Adjustment Shares issued to WSI or its Assigns, equals (iii) the Adjusted Series B Purchase Price.

         (c) Notwithstanding anything herein to the contrary, WSI may, at its option, purchase some or all of the WSI Series B Preferred on any date prior to the Second Closing Date subject to the terms and conditions otherwise set forth herein. If the Enrollment Test, as determined on or prior to the applicable purchase date as otherwise provided in subsection 1.4(b) has been met, then the purchase price in such WSI Series B Preferred will be $1.65 per share. If the Enrollment Test has not been so met and if the date of purchase thereof is (i) on or prior to March 1, 1997, then the purchase price for the WSI Series B Preferred will be $1.65 per share, (ii) following March 1, 1997 but on or prior to April 1, 1997, then the purchase price for the WSI Series B Preferred will be $1.80 per share, and
(iii) following April 1, 1997, then the purchase price for the WSI Series B Preferred will be $1.95 per share; provided with respect to purchases described in clauses (ii) and (iii) the purchase price therefor will be adjusted with respect to the Adjusted Series C Purchase Price in the manner provided in subsection 1.4(b).

         (d) If WSI or its Assigns do not purchase all of the WSI Series B Preferred on or prior to the Second Closing Date, then the Company shall, upon written notice (a "WSI Redemption Notice"), redeem from WSI for no consideration
(i) if WSI or its Assigns have not so purchased any shares of WSI Series B Preferred, 222,222 shares of the Common Stock held by WSI (the "Penalty Shares"); such number of shares being equal to the result of (A) (I) 20% multiplied by (II) $1,666,667, divided by (B) $1.50 per share); or (ii) if WSI or its Assigns have purchased some, but not all, of the shares of WSI Series B Preferred, a portion of the Penalty Shares equal to 222,222 times the product of
(A) the number of shares of WSI Series B Preferred not purchased by WSI or its Assigns divided by (B) the aggregate number of shares of WSI Series B Preferred that WSI has agreed to purchase on the Second Closing Date. Promptly following receipt of a WSI Redemption Notice, (x) WSI shall deliver share certificates representing the Penalty Shares so redeemed to the Company together with stock powers therefor duly executed in blank, (y) WSI shall no longer have any rights in or to such Penalty Shares and (z) the Company's books and records shall be amended accordingly.

         1.5. ISSUANCE OF ADDITIONAL SHARES FOLLOWING THE SECOND CLOSING DATE.

         (a) On or prior to the date (the "Calculation Date") which is thirty
(30) days after the issuance of the Company's audited financial statements for the 1996-1997 fiscal year, the Company will prepare and distribute to each Investor which will have purchased at the Second Closing shares of the Company's Series C Convertible Exchangeable Preferred Stock (the "Series C Preferred" and such Investors, the "Series C Investors"), a certificate setting forth the Company's good faith determination of the Gross Site Contribution, Total Contracted Revenues and Central Expenses (as each such term is defined on Schedule 1.5) for the Company and the Partnership, taken as a whole, for the relevant period referred to in such Schedule 1.5. If, on or prior to the date (the "Determination Date") which is ten (10) business days after the Calculation Date, no Series C Investor has delivered to the Company a notice of disagreement (a "Notice of Disagreement") with the determination of Gross Site Contribution, Total Contracted Revenues and Central Expenses for the applicable period, then the determination of such by the Company will be definitive, final and binding. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement asserted. If the Company has received a Notice of Disagreement from a Series C Investor on or prior to the Determination Date, then (i) the Company and the Series C Investors will seek in good faith to resolve in writing such matters of disagreement specified in such notice for a period of 15 days after delivery of such notice; and (ii) if no such resolution has been reached at the end of such 15-day period, the parties hereto will submit any matters remaining in disagreement to an independent certified public accountant mutually selected by the Company and any Series C Investors that shall have delivered a Notice of Disagreement for review and final resolution. Determinations made with respect to Gross Site Contribution, Total Contracted Revenues and Central Expenses pursuant to either clause (i) or (ii) above will be definitive, final and binding. The definitive, final and binding determinations of Gross Site Contribution, Total Contracted Revenues and Central Expenses as provided for herein, will be referred to as the "Adjustment Figures." For the purposes of this Agreement, "business day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are required or authorized by law or executive order to be closed.

         (b) On or prior to the 10th business day following the determination of the Adjustment Figures, the Company will issue to each Series C Investor such additional number of shares of Series C Preferred (the "Series C Preferred Adjustment Shares") as required such that the result of (i) (A) the aggregate purchase price paid on the Second Closing Date by such Series C Investor for the Series C Preferred, divided by (B) the aggregate number of Series C Preferred shares purchased by such Series C Investor plus such additional number of Series C Preferred Adjustment Shares issued to such Series C Investor equals (iii) the Adjusted Series C Purchase Price per share. The "Adjusted Series C Purchase Price" per share shall equal (i) $1.50 per share of Series C Preferred plus (ii) an additional $.035 per share of Series C Preferred for every $100,000 by which the Gross Site Contribution for the period from July 1, 1996 through June 30, 1997 exceeds $2,064,000 up to a maximum increase of $.70 per share, plus (ii) an additional $.035 per share of Series C Preferred for every $1,000,000 by which Total Contracted Revenue for the period from July 1, 1997 through June 30, 1998 exceeds $53,900,000, up to a maximum increase of $.70 per share, minus (iii) $.10 per share of Series C Preferred for every $100,000 by which the Central Expenses for the applicable period exceeds $11,844,903.40; provided however, in no event shall the Adjusted Series C Purchase Price be less than $1.50 or exceed $2.90 per share of Series C Preferred. Notwithstanding the foregoing, the Adjusted Series C Purchase Price will be adjusted proportionately for every portion of $100,000, or $1,000,000, as the case may be, that the thresholds set forth in the preceding sentence have been exceeded.

         (c) Promptly upon determination of the Adjustment Figures and prior to the issuances of any Series B Preferred Adjustment Shares or Series C Preferred Adjustment Shares, the Company will file with the Secretary of State of the State of Delaware the Certificate of Amendment to the Certificate of Designation of Series B Preferred and the Certificate of Amendment to the Certificate of Designation of Series C Preferred (the "Certificates of Amendment"), substantially in the form attached hereto as Exhibits B-4 and B-5, provided that the Adjusted Series B Purchase Price or Adjusted Series C Purchase Price, as applicable, be inserted in the blank in Section 4 thereof. The Investors, as holders of all issued and outstanding voting securities of the Company, hereby give to the Board of Directors of the Company the irrevocable proxy of each respective Investor to consent to and approve such Certificates of Amendment together with such insertions, pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware, and waive any requirement for notice of stockholder meeting in connection therewith.

         1.6. COMPANY OPTION TO REPLACE INVESTORS.

         Notwithstanding anything to the contrary, the Company may elect, upon notice delivered to the Investors on or prior to fifteen (15) business days prior to the date of the Second Closing, if directed to do so by both WSI and the Sprout Shareholders, acting together in their sole discretion, to terminate the issuance or sale of Shares described herein which is to occur on the Second Closing Date (other than the WSI Series B Preferred), in whole, but not in part, without penalty or any preemptive rights on behalf of the Investors, if WSI and the Sprout Shareholders acting together have identified other investors willing to invest $15,000,000 in the Company at a per-share price of at least $4.00. Such a termination is referred to as a "Second Closing Termination." If a Second Closing Termination occurs, all obligations of the Second Closing Investors (other than WSI with respect to the WSI Series B Preferred) or the Company relating to the Second Closing shall be null and void.

         1.7. WAIVER OF PRE-EMPTIVE RIGHTS. Notwithstanding anything to the contrary, each Investor hereby waives any and all pre-emptive or similar rights it, he or she may have pursuant to the Constitutional Documents, the Operative Documents or otherwise with respect to the issuance of shares in connection with the First and Second Closing (including, without limitation, any issuance of WSI Series B Preferred, Series B Preferred Adjustment Shares or Series C Preferred Adjustment Shares or any shares issued upon conversion or exchange thereof or any shares to any replacement investors as provided in Section 1.6) or in each case any shares issued upon any conversion or exchange of any of the foregoing or upon the exercise of any of the options described in Section 2.5 or listed on
Schedule 2.5.

         SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND THE PARTNERSHIP. The Company and the Partnership, jointly and severally, hereby represent and warrant to each of Blue Rock, Smilow, JWC, RLEC, Reid, the Zesiger Group (each a "Specified Investor"), the WSI Shareholders, Sprout, the Sprout Shareholders, JRS and Childs, as follows:

         2.1. ORGANIZATION. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as now being conducted, to enter into the Operative Documents, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. Attached hereto as Schedule 2.1(a) is a true and complete copy of the Amended and Restated Certificate of Incorporation of the Company in effect on the date hereof, which Certificate has not been amended since November 18, 1996, and a true and complete copy of the By-laws of the Company as in effect on the date hereof. (The Amended and Restated Certificate of Incorporation, By-laws, and Certificates of Designation (as may be amended) of the Company are collectively referred to as the "Constitutional Documents".)

         (b) The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and has all requisite partnership power and authority to own, lease and operate the assets used in its business, to carry on its business as now being conducted, to enter into the Operative Documents, to perform its obligations thereunder, and to consummate the transactions contemplated thereby.

         2.2. QUALIFICATION; GOOD STANDING. Each of the Company and the Partnership is authorized or qualified to do business and in good standing as a foreign corporation or limited partnership, as the case may be, in any jurisdiction where failure to be so authorized or qualified would have a material adverse effect on the Company or the Partnership.

         2.3. AUTHORIZATION; ENFORCEABILITY. Each of the Company and the Partnership has all requisite power and authority to execute, deliver and perform its obligations under the Operative Documents. Each of the Company and the Partnership has taken all necessary action to authorize its execution and delivery of the Operative Documents to which it is a party, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby. Each Operative Document to which the Company or the Partnership is a party has been duly executed and delivered by an authorized officer of the Company or the Partnership, as the case may be, and assuming due execution and delivery by each other party thereto, constitutes the legal, valid and binding obligation of the Company or the Partnership, enforceable against such party in accordance with its terms.

         2.4. NO CONFLICT. The execution and delivery by the Company and the Partnership of each Operative Documents to which it is a party, consummation of the transactions contemplated thereby, and compliance with the provisions thereof, will not (i) violate or conflict with any of the Operative Documents or the Constitutional Documents, (ii) violate, conflict with, or give rise to any right of termination, cancellation, or acceleration under any agreement, lease, security, license, permit, or instrument to which the Company or the Partnership is a party, or to which it or any of its assets is subject, (iii) result in the imposition of any lien or other encumbrance on any asset of the Company or the Partnership, other than the restrictions set forth in the Operative Documents or the Constitutional Documents, (iv) violate or conflict with any Laws, or (v) require any consent, approval or other action of, notice to, or filing with any entity or person (governmental or private), except for those that have been made or obtained. "Laws" means all laws, statutes, codes, common law, rules, regulations, ordinances, orders, judgments, injunctions, decrees and other legislative, administrative or judicial restrictions and requirements.

         2.5. COMPANY STOCK; PARTNERSHIP INTERESTS. (a) The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, $.01 par value per share. Upon the consummation of the transactions contemplated to be consummated on the First Closing Date, the Company will have 6,214,704 shares of Common Stock issued and outstanding and 30,294,435 shares of its Series A Convertible Exchangeable Preferred Stock issued and outstanding. In addition, the Company will have granted the options set forth on Schedule 2.5 and have reserved for issuance 6,561,800 shares of its Series A Common Stock, par value $.01 per share, for issuance with respect thereto. Except as set forth above and for the Second Closing Shares, the Series B Preferred Adjustment Shares, the Series C Preferred Adjustment Shares and other shares issuable with respect to the adjustment provisions provided for herein and in the Shareholders Agreement, as of the date hereof, the Company is not a party to any other option or other commitment to issue securities. Subject to the provisions of Section 1.7 hereof, no share of Common Stock or Preferred Stock has been or, pursuant to the terms hereof, will be issued in violation of preemptive rights of the stockholders of the Company, the Securities Act of 1933, as amended (the "Securities Act") or any state securities or blue sky laws.

         (b) Immediately following the First Closing and giving effect to the First Closing and upon receipt by the Company of the consideration therefor as provided herein, the First Closing Shares shall be issued as set forth on
Schedule 1.1 and shall be validly issued, fully paid and non-assessable. Immediately following the Second Closing and giving effect to the Second Closing and upon receipt by the Company of the consideration therefor as provided herein, the Second Closing Shares shall be issued as set forth on Schedule 1.1 and the shares issuable upon conversion or exchange of First Closing Shares or Second Closing Shares, when issued, shall be validly issued, fully paid and non-assessable. The rights and obligations of the Shareholders with respect to the Shares are as set forth in the Constitutional Documents, the Certificates of Designation and Shareholders' Agreement.

         (c) Immediately following the First Closing, (i) the Company will own approximately 70% of the Partnership as its General Partner, (ii) Sprout will own approximately 30% of the Partnership as its Limited Partner and (iii) the Company will own 100% of the Sprout Shares. No other person will own any interest in the Partnership. The rights of the Company and Sprout as Partners of the Partnership will be governed by the Partnership Agreement.

         (d) Except for the Shareholders' Agreement, the Partnership Agreement, the WPA Partnership Agreement (the "WPA Agreement"), the WEG Partnership Agreement (the "WEG I Agreement") and the WEG II Partnership Agreement (the "WEG II Agreement"), there are no voting trusts, voting agreements, proxies or other agreements, instruments or understandings with respect to the voting of the Shares or Partnership Interests to or by which the Company or the Partnership, or to the best knowledge of the Company and the Partnership, any other person is a party or is bound other than (A) agreements among H. Christopher Whittle ("Whittle"), WSI and Morgan Guaranty Trust Company of New York ("Morgan") pursuant to which (i) WSI has agreed not to amend the Shareholders' Agreement, the Constitutional Documents, the WPA Agreement, the WEG I Agreement or the WEG II Agreement, without Morgan's consent and (ii) WSI's Shares and Partnership Interests in WPA, WEG I and WEG II are pledged to Morgan, (B) the limited liability company agreement of RLEC, and (C) the limited liability company agreement of JWC. Other than as provided in the Shareholders'

Agreement, no person or entity has any right to cause the Company or the Partnership to effect a registration under the Securities Act of any Shares or Partnership Interests.

         2.6. SECURITIES LAWS. The offering, sale and purchase of the Investor Shares contemplated hereby are exempt from registration under the Securities Act and all applicable state securities and blue sky laws.

         2.7. EQUITY INVESTMENTS. Other than the Company's interest in Sprout and the Partnership, neither the Company nor the Partnership, directly or indirectly, owns any partnership interest, capital stock or other proprietary interest in any corporation, partnership, association, joint venture, or other entity.

         2.8. COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS. Each of the Company and the Partnership is in compliance with all applicable Laws. Each of the Company and the Partnership holds all material licenses and permits necessary in the conduct of the business of the Partnership as presently conducted and as proposed to be conducted in the Company's Business Plan.

         2.9. SMALL BUSINESS CONCERN. Each of the Company and the Partnership, taken together with its respective "affiliates" (as that term is defined in Section 121.401 of Title 13 of the Code of Federal Regulations), is a "Small Business Concern" within the meaning of Section 103(5) of the Small Business Investment Act of 1958, as amended, and the regulations thereunder including Title 13, Code of Federal Regulations, Section 121.3 (collectively, the "SBIC Act"), and meets the applicable size eligibility criteria set forth in Title 13, Code of Federal Regulations, Section 121.3.01(c)(1). None of the Company, the Partnership, nor any of their respective subsidiaries presently engages in any activities for which a small business investment corporation or partnership, as the case may be, is prohibited from providing funds by the SBIC Act.

         2.10. ACTIVITIES AND PROCEEDS. (a) Neither the Company nor the Partnership (nor any subsidiaries thereof) will engage in any activities or use directly or indirectly the proceeds from the purchase of the Shares for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act.

         (b) The Company will deliver within ninety (90) days of the date of this Agreement to Blue Rock a written report, certified as correct by the Company's chief financial officer, verifying the purposes and the amounts for which proceeds from the purchase of the Shares have been disbursed, and, if the proceeds have not been fully disbursed within that 90-day period, an additional report also so certified, delivered not later than the end of each succeeding 90-day period, verifying the purposes and the amounts for which such proceeds have been disbursed. The Company will supply to the Investors such additional information and documents as any Investor reasonably requests with respect to use of proceeds and will permit such Investor to have access to any and all Company or Partnership records and information and personnel as such Investor reasonably deems necessary to verify how proceeds have been or are being used and to assure that the proceeds have been used for the purposes specified. The Company agrees that any diversion by the Company of the proceeds of the purchase of the Shares for any purpose other than those permitted by the SBIC Act, without the prior written consent of the Investors, will constitute a breach of the covenants of the Company under this Agreement (a "Proceeds Event of Default").

         (c) The Company will not, without obtaining the prior written approval of the Investors, within one year of the purchase of the Shares by the Investors change the Company's business activity from the current business activity conducted by the Company to a business activity to which a small business investment company is prohibited from providing funds by the SBIC Act. The Company agrees that any such change in its business activity without such prior written consent of the Investors will constitute a breach of the covenants of the Company under this Agreement (an "Activity Event of Default").

         (d) If either a Proceeds Event of Default or an Activity Event of Default occurs, Blue Rock will have the right to demand immediate repayment of the purchase price theretofore paid by Blue Rock for the Shares theretofore purchased by Blue Rock, together with interest thereon at The Chase Manhattan Bank's publicly announced prime rate per annum from time to time in effect from the date of investment until the date of repayment, and the Company will make such payment within three days of receipt of a demand.

         2.11. ADDITIONAL INFORMATION. The Company and the Partnership will promptly deliver to the Investors such information as an Investor may reasonably request in order to complete accurately and fully any and all reports which a government or governmental regulatory agency may require, including but not limited to information assessing the economic impact of the financing of the Company by the Investors (specifying the full-time equivalent jobs created or retained, the impact of the financing on the business in terms of expanded revenue and taxes, and other appropriate economic benefits, such as technology development or commercialization, minority business development, urban or rural business development, exchange of exports, and assistance to manufacturing firms).

         2.12. ACCESS. The Company shall grant to Blue Rock and to examiners of the U.S. Small Business Administration certain rights of access to the Company or the Partnership as shall be reasonably necessary to obtain and verify information concerning the financial condition, continued eligibility of the Company or the Partnership as a small business concern, and other matters, in each case as required under the SBIC Act.

         2.13. FINANCIAL INFORMATION. (a) Schedule 2.13(a) sets forth the Partnership's audited balance sheet as of June 30, 1995 and the related audited statements of operations and partners' capital and cash flows for the year ended June 30, 1995, including related schedules (if any) and notes (collectively, the "1995 Financial Statements") and a copy of the audit report thereon prepared by Coopers & Lybrand L.L.P. The 1995 Financial Statements (i) present fairly, in all material respects, the financial position of the Partnership at June 30, 1995 and the results of the operations of the Partnership for the year then ended, (ii) are in accordance with the books and records of the Partnership, and
(iii) have been prepared in conformity with generally accepted accounting principles.

         (b) Schedule 2.13(b) sets forth the Partnership's preliminary unaudited balance sheet as of June 30, 1996 and the related preliminary and unaudited statement of operations for the year ended June 30, 1996 (collectively, the "1996 Financial Statements"). Subject to audit adjustments which in the aggregate do not materially and adversely affect the financial position or results of the operations of the Partnership as presented therein, the 1996 Financial Statements (i) present fairly, in all material respects, the financial position of the Partnership at June 30, 1996 and the results of the operations of the Partnership for the year then ended, (ii) are in accordance with the books and records of the Partnership, and (iii) have been prepared in conformity with generally accepted accounting principles. The 1996 Financial Statements are currently being audited, and the Company shall cause the Partnership to furnish such audited financial statements to each Investor promptly upon their issuance.

         2.14. ABSENCE OF UNDISCLOSED LIABILITIES. Other than as set forth in
Schedule 2.14 and the 1996 Financial Statements and for obligations incurred in the ordinary course of business of the Partnership (which singly or in the aggregate would not result in a material adverse effect to the Partnership), at the Closing Date the Partnership had no obligation of any nature, whether or not accrued and whether or not contingent, disputed, absolute, determined or determinable, nor any material loss contingency (as such term is used in the Statement of Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which, singly or in the aggregate, has or would have a material adverse effect on the Partnership.

         2.15. LITIGATION. (a) Except as set forth on Schedule 2.15, there are no (i) actions, suits, claims, investigations or other proceedings by or before any governmental authority or arbitrator pending or, to the knowledge of the Company or the Partnership (which, singly or in the aggregate, if adversely determined would cause a material adverse effect to the Company and the Partnership taken as a whole), threatened against the Company or the Partnership, or (ii) judgments, decrees, injunctions or orders of any governmental authority or arbitrator against the Company or the Partnership (which, singly or in the aggregate, if adversely determined would cause a material adverse effect to the Company and the Partnership taken as a whole).

         (b) There are no civil, criminal, administrative, arbitration or other actions, suits or proceedings or investigations pending or, to the best knowledge of the Company or the Partnership, threatened against or by the Company or the Partnership (i) which challenge, seek to restrain or seek damages with respect to the execution or performance of any of the Operative Documents or any of the transactions or events contemplated thereby or (ii) which could result in any of the Operative Documents being declared unlawful, cause the recission of any of the transactions thereunder or materially limit the ability of the Company or the Partnership to fulfill its obligations under the Operative Documents to which it is a party.

         2.16. BROKERS AND FINDERS. No person or entity acting on behalf or under the authority of the Company or the Partnership is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the transactions contemplated hereby.

         2.17. TAX MATTERS. (a) Except as set forth on Schedule 2.17 (i) the Partnership has filed or been included in all required returns, declarations of estimated tax, reports, and statements (collectively, the "Returns") relating to income Taxes and any other material Taxes; (ii) all such Returns were correct and complete in all material respects as of the time of filing; (iii) the Partnership has timely paid all material Taxes required to be paid by it through the date hereof; (iv) the Partnership has made adequate provision on its books for all material Taxes payable by it for all periods for which no Returns have yet been filed; (v) the Partnership is not delinquent in the payment of any material Taxes nor has it requested any extension of time within which to file any Return, which Return has not since been filed; (vi) there are no pending tax audits of any Returns; (vii) no deficiency of or addition to any Taxes or interest or penalty for any Taxes has been proposed, asserted or assessed in writing against the Partnership; and

(viii) the Partnership is, and always has been, taxable as a partnership for federal and state income tax purposes.

         (b) "Taxes" means, with respect to any person or entity all Federal, state, local, and foreign taxes, including, without limitation, all taxes on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings, or profits, and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, or windfall profits taxes, alternative or add-on minimum taxes, customs duties, or other taxes, fees, assessments or charges of any kind, together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority on such person or entity.

         2.18. ERISA. With respect to each employee benefit plan, arrangement or agreement that is maintained, contributed to or that was maintained or contributed to, any time during the five (5) calendar years preceding the date of this Agreement (the "Plans"), by the Partnership or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the partnership would be deemed a "single employer" within the meaning of section 4001 of the Employees Retirement Income Security Act of 1974, as amended ("ERISA"):

         (a) Each of the Plans that are subject to ERISA is in compliance in all material respects with ERISA; each of the Plans intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified (and each trust created under such Plan is exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended, and has been so exempt since its creation);

         (b) No Plan is subject to Title IV of ERISA; neither the Partnership nor an ERISA Affiliate has incurred, directly or indirectly, any liability (including any material contingent liability) pursuant to Title IV of ERISA; and no condition exists that presents a material risk to the Company of incurring a liability pursuant to Title IV or ERISA; and

         (c) No Plan is a multiemployer plan (within the meaning of Sections 3(37) and 4001(a)(3) of ERISA) and no Plan is a multiple employer plan as defined in Section 413 of the Code; there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trust related thereto.

         2.19. CHANGES IN CONDITION. Except as set forth on Schedule 2.19 hereto, since June 30, 1996, there has been no material adverse effect on the business, operations, financial condition or prospects of the Company and the Partnership, taken as a whole. There is no event known to the Company which materially adversely affects, or (so far as the Company or the Partnership can now reasonably foresee) is reasonably likely to materially adversely affect the business, operations, financial condition or prospects of the Company and the Partnership, except to the extent specifically described on Schedule 2.19 hereto.

         2.20. AGREEMENTS. (a) Schedule 2.20 sets forth all written and oral agreements or understandings of the Company or the Partnership as of the date hereof that:



            (i) provide for purchases by the Company or the Partnership of products or services in excess of $50,000 per year;


            (ii) provide for the employment by the Company or the Partnership of any director, officer, key employee or key consultant;

            (iii) provide for the borrowing of money or a line of credit by the Company or the Partnership or a leasing transaction of a type required to be capitalized by the Company or the Partnership in accordance with generally accepted accounting principles;

            (iv) provide for the sale, assignment, license, or other disposition of any asset with a value in excess of $50,000 or any material right of the Company or the Partnership;

            (v) provide for the lease by the Company or the Partnership of any real property involving lease payments in excess of $25,000 per year;

            (vi) provide for the lease by the Company or the Partnership of any personal property involving lease payments in excess of $25,000 per year;

            (vii) provide for the management or opening of any school; or

            (viii) are otherwise material to the Company or the Partnership or either of their assets, business or property and not disclosed elsewhere in this Agreement, including the exhibits and schedules thereto.

         (b) Each agreement set forth on Schedule 2.20 is in full force and effect and constitutes the valid and binding obligation of the Company and the Partnership, as the case may be, and, to the best of the Company's or the Partnership's knowledge (as the case may be), constitutes the valid and binding obligation of all other parties thereto. The Company and/or the Partnership has in all material respects performed the obligations required to be performed by it and is not in default or alleged to be in default in any material respect under any such agreement, and there exists no event or condition which, after notice or lapse of time, or both, would constitute such a default under any such agreement. There are no material defaults by any other party to any such agreement.

         2.21. RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 2.21, neither the Company nor the Partnership is a party or subject to any contractual obligation relating to the ownership and operation of its assets or the conduct of its business between the Company or the Partnership and any of their respective officers, directors, stockholders, partners, employees or, to the knowledge, information and belief of the Company and the Partnership, any affiliate of any thereof, including without limitation any contractual obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such person, other than employee agreements that individually are not material to the Partnership or Company or which are disclosed on Schedule 2.20.

         2.22. ABSENCE OF SENSITIVE PAYMENTS. Neither the Company nor the Partnership nor, to the knowledge, information and belief of the Company and the Partnership, any of their respective officers, directors, general partners, employees, agents or other representatives, has (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made or (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books.

         2.23. INSURANCE. Schedule 2.23 hereto contains a complete and correct list in all material respects of all policies of insurance of any kind or nature covering the Company and the Partnership, including, without limitation, policies of life, fire, theft, workers' compensation, employee fidelity and other casualty and liability insurance, and such policies are in full force and effect. All premiums due on such insurance policies have been paid and there is no default by the Company or the Partnership under any such insurance policy.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF WSI. WSI and the other WSI Shareholders, jointly and severally, hereby represent and warrant to the Company, the Partnership, each Specified Investor as follows:

         3.1. ORGANIZATION. (a) Each of WSI and the WSI Shareholders is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as now being conducted and as proposed to be conducted, to enter into the Operative Documents, to perform its obligations thereunder, and to consummate the transactions contemplated thereby.

         3.2. AUTHORIZATION; ENFORCEABILITY. Each of WSI, on its own behalf and as General Partner of the WSI Shareholders, and the WSI Shareholders has all the requisite power and authority to execute, deliver and perform its obligations under the Operative Documents. WSI has taken all necessary action to authorize the execution and delivery of the Operative

Documents to which WSI or any of the WSI Shareholders is a party, the performance of their obligations thereunder and the consummation of the transactions contemplated thereby. Each Operative Document to which WSI or any WSI Shareholder is a party has been duly executed and delivered by an authorized officer of WSI and, assuming due execution and delivery by each other party thereto, constitutes the valid and binding obligation of WSI or such WSI Shareholder, enforceable against such party in accordance with its terms.

         3.3. NO CONFLICT. The execution and delivery by each of WSI and the WSI Shareholders of the Operative Documents to which it is a party, the consummation of the transactions contemplated thereby, and the compliance with the provisions thereof, will not (i) violate or conflict with the organizational documents of WSI (including its certificate of incorporation and by-laws) or any WSI Shareholder (including its agreement of limited partnership and certificate of limited partnership), (ii) violate, conflict with, or give rise to any termination, cancellation, or acceleration under any agreement, lease, security, license, permit, or instrument to which WSI or any of the WSI Shareholders is a party, or to which it or any of its assets is subject, (iii) result in the imposition of any lien or encumbrance on any asset of WSI or any of the WSI Shareholders, other than the restrictions acknowledged in the Operative Documents, (iv) violate or conflict with any Laws, or (v) require any consent, approval or other action of, notice to, or filing with any entity or person (government or private), except for those that have been obtained or made.

         3.4. WSI STOCK AND PARTNERSHIP INTERESTS. WSI is the record and beneficial owner of all right, title and interest in and to the Partnership Interests set forth opposite its name in Schedule 1.1 hereto under the heading "Edison Interests," free and clear of all liens and encumbrances except as set forth below. Immediately following each of the First Closing and the Second Closing, there will be no outstanding (i) options, warrants or other rights to purchase or otherwise acquire (together, "Options") from WSI or any WSI Shareholder any interest in the Company or the Partnership or (ii) contracts, agreements or commitments (together, "Commitments") binding on WSI or any WSI Shareholder relating to the issuance by WSI or such WSI Shareholder of any shares, options, warrants or similar rights in the Company or the Partnership, other than Options and Commitments to purchase less than 15% in the aggregate of the WSI and WSI Shareholders' Shares (determined as if all shares of Preferred Stock had been converted into shares of Common Stock) and otherwise subject to the terms and conditions of the Shareholders' Agreement. Except for the Shareholders' Agreement and the Partnership Agreement, the WPA Agreement, the WEG I Agreement and the WEG II Agreement, there are no voting trusts, voting agreements, proxies or other agreements, instruments or understandings with respect to the voting of the Shares to which WSI or the WSI Shareholders or, to the best knowledge of WSI, any other person is a party other than agreements among Whittle, WSI and Morgan pursuant to which (i) WSI has agreed not to amend the Shareholders' Agreement, the Constitutional Documents, the WPA Agreement, the WEG I Agreement or the WEG II Agreement without Morgan's consent, and (ii) WSI's Shares and Partnership Interests in WPA, WEG I and WEG II are pledged to Morgan. WSI is the sole general partner of each of the WSI Shareholders.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF SPROUT AND THE SPROUT SHAREHOLDERS. Sprout and the Sprout Shareholders, jointly and severally, hereby represent and warrant to the Company, the Partnership and each Specified Investor as follows:

         4.1. ORGANIZATION. (a) Each of Sprout and the Sprout Shareholders is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate the assets used in its business, to carry on its business as now being conducted and as proposed to be conducted, to enter into the Operative Documents, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. Attached hereto as Schedule 4.1 is a true and complete copy of the Certificate of Incorporation of Sprout in effect on the date hereof, which Certificate has not been amended since the date hereof, and a true and complete copy of the By-laws of Sprout as in effect on the date hereof.

         4.2. AUTHORIZATION; ENFORCEABILITY. Each of Sprout and the Sprout Shareholders has all the requisite power and authority to execute, deliver and perform its obligations under the Operative Documents. Each of Sprout and the Sprout Shareholders has taken all necessary action to authorize its execution and delivery of the Operative Documents to which it is a party, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby. Each Operative Document to which Sprout or any Sprout Shareholder is a party has been duly executed and delivered by an authorized officer and, assuming due execution and delivery by each other party thereto, constitutes the valid and binding obligation of Sprout or such Sprout Shareholder, enforceable against such party in accordance with its terms.

         4.3. NO CONFLICT. The execution and delivery by each of Sprout and the Sprout Shareholders of the Operative Documents to which it is a party, the consummation of the transactions contemplated thereby, and the compliance with the provisions thereof, will not

(i) violate or conflict with its organizational documents (including its certificate of incorporation and by-laws or agreement of limited partnership and certificate of limited partnership, as the case may be), (ii) violate, conflict with, or give rise to any termination, cancellation, or acceleration under any agreement, lease, security, license, permit, or instrument to which it is a party, or to which it or any of its assets is subject, (iii) result in the imposition of any lien or encumbrance on any of its assets, other than the restrictions set forth in the Operative Documents, (iv) violate or conflict with any Laws, or (v) require any consent, approval or other action of, notice to, or filing with any entity or person (government or private), except for those that have been obtained or made.

         4.4. SPROUT STOCK AND PARTNERSHIP INTERESTS. The authorized capital stock of Sprout consists of 10,000 shares of common stock, $0.01 par value per share, of which 1,216.7001 shares are issued and outstanding. The Sprout Shareholders are the record and beneficial owners of 100% of the Sprout Shares, free and clear of all liens and encumbrances. Each of the Sprout Shares is validly issued, fully paid and non-assessable. Sprout is the record and beneficial owner of the Partnership Interest set forth opposite its name on
Schedule 1.1 hereto under the heading "Edison Interests," free and clear of all liens and encumbrances. Immediately following each of the First Closing and the Second Closing, there will be no outstanding (i) Options to acquire from Sprout or the Sprout Shareholders any interest in Sprout, the Company or the Partnership or (ii) Commitments binding on Sprout or any of the Sprout Shareholders relating to the issuance by the Sprout Shareholders, Sprout, the Company or the Partnership of any shares, partnership interests, options, warrants or similar rights or interests in Sprout, the Company or the Partnership, other than Options and Commitments to purchase less than 15% in the aggregate of the Sprout Shareholders' Shares (determined as if all shares of Preferred Stock had been converted into shares of Common Stock) and otherwise subject to the terms and conditions of the Shareholders' Agreement. Except for the Shareholders' Agreement, the Partnership Agreement, the WPA Agreement, the WEG I Agreement, the WEG II Agreement, there are no voting trusts, voting agreements, proxies or other agreements, instruments or understandings with respect to the voting of the Shares or Partnership Interests to which the Sprout Shareholders, Sprout or, to the best knowledge of the Sprout Shareholders and Sprout, any other person is a party other than agreements among Whittle, WSI and Morgan pursuant to which (i) Whittle has agreed not to amend the Shareholders' Agreement, the Constitutional Documents, the WPA Agreement, the WEG I Agreement or the WEG II Agreement without Morgan's consent, and (ii) WSI's Shares and Partnership Interests in WPA, WEG I and WEG II are pledged to Morgan. Since its organization, Sprout has not engaged in any business or activity other than holding a general partnership interest in the Partnership or as a general partner of the Partnership. Following the First Closing, Sprout will have no obligations or commitments other than as a limited partner of the Partnership or as described in the Operative Documents.

         4.5. ASSETS AND LIABILITIES Sprout has no assets other than the Partnership Interests and no liabilities other than those arising under such Partnership Interests.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF CERTAIN INVESTORS.

(A) Each of the Specified Investors, severally and only with respect to itself or himself, represents and warrants to the Company, the Partnership, WSI, the WSI Shareholders, Sprout, the Sprout Shareholders (together, the "Company Parties"), BCS, JRS, Childs and to each other

Specified Investor; and BCS, JRS and Childs, severally and only with respect to himself, represents and warrants to the Company, the Partnership and to each Specified Investor and to each other, as follows:

         5.1. ORGANIZATION. Such Investor (if not a natural person) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate the assets used in its business as now being conducted, to enter into the Operative Documents, to perform its obligations thereunder, and to consummate the transactions contemplated thereby.

         5.2. AUTHORIZATION; ENFORCEABILITY. Each such Investor which is not a natural person has all requisite power and authority, and each such Investor which is a natural person has the requisite capacity, to execute, deliver and perform such Investor's obligations under the Operative Documents. Such Investor has taken all necessary action to authorize its execution and delivery of the Operative Documents to which such Investor is a party, the performance of such Investor's obligations thereunder and the consummation of the transactions contemplated thereby. Each Operative Document to which such Investor is a party has been duly executed and delivered by such Investor or by an authorized officer, partner or agent of such Investor and, assuming due execution and delivery by each other party thereto, constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms.

         5.3. NO CONFLICT. The execution and delivery by such Investor of the Operative Documents to which it is a party, the consummation of the transactions contemplated thereby, and compliance with the provisions thereof, will not (i) violate or conflict with such

Investor's organizational documents, if any, (ii) violate, conflict with, or give rise to any right of termination, cancellation, or acceleration under any agreement, lease, security, license, permit, or instrument to which such Investor is a party, or to which such Investor or any of such Investor's assets is subject, (iii) result in the imposition of any lien or other encumbrance on any asset of such Investor, other than the restrictions set forth in the Operative Documents, (iv) violate or conflict with any Laws, or (v) require any consent, approval or other action of, notice to, or filing with any entity or person (governmental or private), except for those that have been made or obtained.

         5.4. INVESTOR STOCK AND PARTNERSHIP INTEREST. Each such Investor is the record and beneficial owner of all right, title and interest in and to any Partnership Interest set forth next to such Investor's name on Schedule 1.1 hereto under the heading "Edison Interests," free and clear of all liens and encumbrances. Immediately after each of the First Closing Date and the Second Closing Date, there will be no outstanding (i) Options from such Investor to acquire any interest in the Company or the Partnership or (ii) Commitments binding on such Investor relating to the issuance by the Company or the Partnership of any shares, partnership interests, options, warrants or similar rights or interests, other than Options or Commitments with respect to less than 15% of the Shares (determined as if all shares of Preferred Stock had been converted into shares of Common Stock) of such Investor and otherwise subject to the terms and conditions of the Shareholders' Agreement.

         5.5. INVESTMENT REPRESENTATIONS AND WARRANTIES. (a) Such Investor is acquiring the Shares to be purchased by such Investor on the date hereof and, should such Investor acquire any additional Shares or other interest in the Company after the date hereof pursuant to the terms hereof or the Shareholders' Agreement, such Investor will acquire such additional Shares or other interest, for such Investor's own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.

         (b) Such Investor understands that the Shares have not been and any additional Shares will not be registered under the Securities Act, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

         (c) Such Investor understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may afford the basis for sales only under certain circumstances and in limited amounts.

         (d) Such Investor is an "accredited investor" as such term is defined in Rule 501 (the provisions of which are known to such Investor) promulgated under the Securities Act.

         Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 5.5 are made only to the Company.

         5.6. BROKERS AND FINDERS. No person or entity acting on behalf or under the authority of such Investor is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the transactions contemplated hereby.

(B) Each Investor set forth on Schedule 1.1(a) hereof, jointly and severally, and no other Specified Investor, hereby represents and warrants to the Company Parties, BCS, JRS, Childs and to each other Specified Investor, as follows:

         5.7 CERTAIN REPRESENTATIONS AND WARRANTIES OF THE ZESIGER GROUP. The Zesiger Capital Group LLC has the requisite power and authority pursuant to a duly executed, valid and binding power of attorney to execute and deliver for and on behalf of each of the Investors set forth on Schedule 1.1(a) this Agreement and each of the other documents executed and delivered by the Zesiger Capital Group LLC in connection with the transactions contemplated hereby.

         SECTION 6. CONDITIONS TO FIRST CLOSING; CERTAIN COVENANTS.

         6.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF INVESTORS. The obligation of each Investor to effect the First Closing is conditioned upon satisfaction, fulfillment or waiver of all of the following conditions:

         (a) Partnership Agreement. The Partnership Agreement shall have been executed and delivered by all parties thereto.

         (b) Amended and Restated Certificate of Limited Partnership. The Amended and Restated Certificate of Limited Partnership of the Partnership shall have been executed and delivered by Sprout, WSI and the Company. Promptly following the First Closing, the Company shall cause such certificate to be filed with the Secretary of State of the State of Delaware.

         (c) Shareholders' Agreement. The Shareholders' Agreement shall have been executed and delivered by all parties thereto other than such Investor.

         (d) Required Consents. All consents, approvals and other actions of, and notices and filings with, all entities and persons as may be necessary or required with respect to the execution and delivery by each party to the Operative Documents other than such Investor, and the consummation by such parties of the transactions contemplated thereby, shall have been made or obtained.

         (e) Representations and Warranties Accurate; Covenants Performed. Each of the representations and warranties contained in the Operative Documents, other than the representations and warranties of such Investor, shall be true, correct and not misleading and each of the covenants set forth therein to be performed by each other party to the Operative Documents, other than such Investor, by the First Closing Date shall have been performed.

         (f) Litigation. (i) No Law shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make any transaction contemplated by the Operative Documents illegal.

         (ii) No complaint shall have been filed by any person or entity and be pending which seeks to enjoin the transactions contemplated by the Operative Documents, or to impose conditions or restrictions upon the ability of the Company or the Partnership to operate on substantially the same basis as presently operated, unless such complaint is dismissed, withdrawn, set-aside or otherwise eliminated.

         (iii) No injunction, restraining order, or other order of a court of competent jurisdiction shall be in effect which restrains, prohibits, or invalidates any of the transactions contemplated by the Operative Documents.

         (g) Small Business Administration Documentation. Prior to the First Closing, Blue Rock shall have received SBA Form 480 (Size Status Declaration) and SBA Form 652 (Assurance of Compliance) which have been completed and executed by the Company and SBA Form 1031 (Portfolio Finance Report), Part A of which shall have been completed by the Company.

         (h) Opinion. The Shareholders shall have received an opinion from Cadwalader, Wickersham & Taft, counsel to the Company, the Partnership and the WSI Shareholders, in form and substance reasonably satisfactory to the Investors.

         6.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY PARTIES. The obligations of each of the Company Parties to effect the First Closing is conditioned upon satisfaction, fulfillment or waiver of all of the following conditions:

         (a) Partnership Agreement. The New Partnership Agreement shall have been executed and delivered by each other party thereto.

         (b) Amended and Restated Certificate of Limited Partnership. The Amended and Restated Certificate of Limited Partnership of the Partnership shall have been executed and delivered by each other party thereto. Promptly following the First Closing, the Company shall cause such Certificate to be filed with the Secretary of State of the State of Delaware.

         (c) Shareholders' Agreement. The Shareholders' Agreement shall have been executed and delivered by each other party thereto.

         (d) Required Consents. All consents, approvals and other actions of, and notices and filings with, all entities and persons as may be necessary or required with respect to the execution and delivery by each other party to the Operative Documents, and the consummation by such parties of the transactions contemplated thereby, shall have been made or obtained.

         (e) Representations and Warranties Accurate; Covenants Performed. Each of the representations and warranties of each other party contained in the Operative Documents shall be true, correct and not misleading and each of the covenants set forth therein to be performed by each other party by the First Closing Date shall have been performed.

         (f) Litigation. (i) No Law shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make any transaction contemplated by the Operative Documents illegal.

         (ii) No complaint shall have been filed by any person or entity and be pending which seeks to enjoin the transactions contemplated by the Operative Documents, or to impose conditions or restrictions upon the ability of the Company or the Partnership to operate on substantially the same basis as presently operated, unless such complaint is dismissed, withdrawn, set-aside or otherwise eliminated.

         (iii) No injunction, restraining order, or other order of a court of competent jurisdiction shall be in effect which restrains, prohibits, or invalidates any of the transactions contemplated by the Operative Documents.

         6.3. CERTAIN COVENANTS. Each of the Company, WSI and the other WSI Shareholders, Sprout and the Sprout Shareholders and each other Investor (which is not a natural person) shall deliver to each other Investor and the Company (not later than ten (10) business days after the First Closing) certified copies of all requisite resolutions or other actions of the Company, WSI and the other WSI Shareholders, Sprout and the Sprout Shareholders and each other Investor (which is not a natural person), as the case may be, authorizing such party's execution and delivery of the Operative Documents and consummation of the transactions contemplated thereby, a certificate of the Secretary of such party certifying the incumbency of officers and genuineness of signatures of all officers executing any document delivered by such party at the First Closing.

         SECTION 7. CONDITIONS TO SECOND CLOSING.

         7.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF INVESTORS. The obligation of each applicable Investor to effect the Second Closing is conditioned upon satisfaction, fulfillment or waiver of the following conditions:

         (a) The First Closing shall have occurred and each of the conditions set forth therefor in Section 6.1 shall have been satisfied or waived.

         (b) The conditions set forth in subsections 6.1 (d), (e), (f), (g) and
(h) shall have been met as if they were to be performed on or prior to the Second Closing except to the extent that such provisions apply to each of WPA, WEG I, WEG II, the Sprout Shareholders, Blue Rock, Reid, JRS and Childs.

         (c) The Certificates of Designation attached hereto as Exhibit B-2 and Exhibit B-3 shall have been filed with the Secretary of State of the State of Delaware.

         (d) Except with respect to the WSI Series B Preferred as provided in subsection 1.4(d), each other Investor required hereunder to participate in the Second Closing shall make as of the Second Closing Date the applicable investments required by Section 1.3.

         (e) The financial results of the Partnership as of June 30, 1996 as presented in the Partnership's audited financial statements for the fiscal year ended June 30, 1996 shall not be materially different from the preliminary financial results set forth on Schedule 2.13(b) and no circumstance shall have arisen or event shall have occurred since June 30, 1996 which is reasonably likely to have a materially adverse effect on the business, operations, financial condition or prospects of the Partnership and which is not set forth on Schedules 2.14 or 2.19.

         7.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF COMPANY PARTIES. The obligation of the Company Parties to effect the Second Closing is conditioned upon satisfaction, fulfillment or waiver of the following conditions:

         (a) The First Closing shall have occurred and each of the conditions set forth therefor in Section 6.2 shall have been satisfied or waived.

         (b) The conditions set forth in subsections 6.2 (d), (e) and (f) shall have been met as if they were to be performed on or prior to the Second Closing except to the extent that such provisions apply to each of WPA, WEG I, WEG II, the Sprout Shareholders, Blue Rock, Reid, JRS and Childs.

         (c) No Second Closing Termination shall have occurred.

         (d) The Certificates of Designation attached hereto as Exhibits B-2 and B-3 shall have been filed with the Secretary of State of the State of Delaware.

         SECTION 8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the closing hereunder except for those contained in Sections 2.13, 2.14, 2.15, 2.18, 2.19, 2.20, 2.21, 2.22 and 2.23 which will survive until the date which is 18 months following the Second Closing.

         SECTION 9. INDEMNIFICATION.

         9.1. The Company and the Partnership shall, jointly and severally, indemnify, defend and hold harmless each of the WSI Shareholders, Sprout, the Sprout Shareholders, each of the Specified Investors, JRS, BCS and Childs (the "Indemnified Investors") against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations or warranties of the Company or the Partnership made to such Indemnified Investor contained in any of the Operative Documents or the failure of the Company or the Partnership to perform in accordance with any covenant made to such Investor contained therein, unless such untruth, inaccuracy or breach was caused by any action or omission of such Indemnified Investor or any one or more of the other Investors. The

Indemnified Investors may pursue their rights hereunder against the Company and the Partnership as each Investor shall determine.

         9.2. WSI and the other WSI Shareholders, jointly and severally, shall indemnify and hold harmless each of the Company, the Partnership and each Specified Investor against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations or warranties made by WSI or any other WSI Shareholder to such party contained in the Operative Documents or the failure of WSI or any other WSI Shareholder to perform in accordance with any covenant made to such party contained therein, unless such untruth, inaccuracy or breach was caused by any action or omission of such indemnified party or any one or more of the other Investors.

         9.3. The Sprout Shareholders shall, jointly and severally, indemnify and hold harmless each of the Company, the Partnership and each Specified Investor against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations or warranties made by Sprout or the Sprout Shareholders to such party contained in the Operative Documents or the failure of the Sprout Shareholders to perform in accordance with any covenant made to such party contained therein, unless such untruth, inaccuracy or breach was caused by any action or omission of such indemnified party or any one or more of the other Investors.

         9.4. Each Specified Investor shall, severally and not jointly, indemnify and hold the harmless each Company Party, BCS, JRS, Childs and each other Specified Investor against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of such Specified Investor made to such party contained in the Operative Documents or the failure of such Specified Investor to perform in accordance with any covenant made to such party contained therein, unless such untruth, inaccuracy or breach was caused by any action or omission of such indemnified party or any one or more of the other Investors.

         9.5 Each of BCS, JRS and Childs shall, severally and not jointly, indemnify and hold harmless the Company, the Partnership, each Specified Investor, and each other against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of his representations, warranties or agreements made to such party contained in the Operative Documents or his failure to perform in accordance with any covenant made to such party contained therein, unless such untruth, inaccuracy or breach was caused by any action or omission of such indemnified party or any one or more of the other Investors.

         SECTION 10. FEES AND EXPENSES. The Company shall pay or reimburse the Investors for up to $180,000 in the aggregate for reasonable fees, expenses of counsel and accountants, and other reasonable out-of-pocket expenses in connection with the preparation, execution, and delivery of the Operative Documents and the consummation of the transactions contemplated thereby. Such reimbursement shall be on a pro rata basis according to the cash purchase price paid or to be paid by such Investor under the terms hereof and shall be paid promptly after receipt by the Company of an appropriately detailed invoice therefor from each Investor or an indication that no payment will be required.

         SECTION 11. ASSIGNMENT; PARTIES IN INTEREST. Except as provided herein, this Agreement and the rights and obligations of the parties hereunder shall not be assignable. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         SECTION 12. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, among the parties with respect to such subject matter.

         SECTION 13. NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed to the address or fax number set forth for each party on Schedule 13 hereto or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith, provided, that any such notice or communication for any of the Investors set forth on Schedule 1.1(a) shall be deemed to have been given to such Investor in accordance herewith if addressed to Zesiger Capital Group LLC as provided on Schedule 13. Any notice or communication hereunder shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         SECTION 14. AMENDMENTS. The terms and provisions of this Agreement may not be modified or amended, except pursuant to an instrument signed by all parties hereto.

         SECTION 15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 16. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

         SECTION 18. ARBITRATION. Except as may be otherwise provided herein, disputes arising under this Agreement shall be arbitrated in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators, one selected by the party raising such dispute, one selected by a majority (based upon aggregate number of shares subscribed for hereunder) of the other parties hereto (other than the party raising such dispute, the Company and the Partnership), and the third selected by the others so selected. Any judgment on the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The arbitrators shall have no authority to amend this Agreement. The costs of such arbitration, including expenses of the other parties thereto, shall be borne by the party against whom the arbitrators' resolution is rendered. The parties hereto agree that any proceedings pursuant to this Section 18 shall be kept strictly confidential and shall not be disclosed to any third party except pursuant to court order.

         IN WITNESS WHEREOF, the parties have executed and delivered this Subscription Agreement on the date first above written.

                                            THE EDISON PROJECT INC.

                                              By:  /s/ Laura Eshbaugh
                                                 -------------------------------
                                              Name:  Laura Eshbaugh
                                              Title: President

                                            THE EDISON PROJECT L.P.

                                              By WSI Inc., General Partner

                                              By:  /s/ H. Christopher Whittle
                                                 -------------------------------
                                              Name:  H. Christopher Whittle
                                              Title:  President

                                              By SPROUT EDISON
                                                 PROJECT INC., General Partner

                                              By:  /s/ Janet A. Hickey
                                                 -------------------------------
                                              Name:  Janet A. Hickey
                                              Title:  President

                                            WSI INC.

                                              By:  /s/ H. Christopher Whittle
                                                 -------------------------------
                                              Name:   H. Christopher Whittle
                                              Title:  President

                                            WPA INVESTMENT L.P.

                                              By WSI Inc., General Partner
                                              By:  /s/ H. Christopher Whittle
                                                 -------------------------------
                                                   Name:  H. Christopher Whittle
                                                   Title:  President

                                            WEG L.P.

                                              By WSI Inc., General Partner
                                              By:  /s/ H. Christopher Whittle
                                                 -------------------------------
                                                   Name:  H. Christopher Whittle
                                                   Title:  President

                                            WEG II L.P.

                                              By WSI Inc., General Partner
                                              By:  /s/ H. Christopher Whittle
                                                 -------------------------------
                                                   Name:  H. Christopher Whittle
                                                   Title:  President

                                            SPROUT EDISON PROJECT INC.

                                              By:  /s/ Janet A. Hickey
                                                 -------------------------------
                                              Name:  Janet A. Hickey
                                              Title:  President

                                            SPROUT CAPITAL VI, L.P.

                                              By: DLJ Capital Corporation
                                              Its: Managing General Partner

                                              By  /s/ Janet A. Hickey
                                                 -------------------------------
                                              Name: Janet A. Hickey
                                              Its:     Attorney-in-Fact

                                            SPROUT CAPITAL VII, L.P.

                                              By: DLJ Capital Corporation
                                              Its: Managing General Partner

                                              By  /s/ Janet A. Hickey
                                                 -------------------------------
                                              Name: Janet A. Hickey
                                              Its:     Attorney-in-Fact

                                           SPROUT CEO FUND, L.P.

                                              By: DLJ Capital Corporation
                                              Its: General Partner

                                              By  /s/ Janet A. Hickey
                                                 -------------------------------
                                              Name: Janet A. Hickey
                                              Its:     Attorney-in-Fact

                                           DLJ CAPITAL CORPORATION (Delaware)

                                              By:  /s/ Janet A. Hickey
                                                 -------------------------------
                                              Name: Janet A. Hickey
                                              Its:     Attorney-in-Fact

                                            /s/ Edward V. Ryan, attorney-in-fact
                                            ------------------------------------
                                                BENNO C. SCHMIDT, SR.

                                            /s/ John R. Schmidt
                                            ------------------------------------
                                            JOHN R. SCHMIDT

                                            /s/ Joel E. Smilow
                                            ------------------------------------
                                            JOEL E. SMILOW


                                            /s/ John W. Childs
                                            ------------------------------------
                                            JOHN W. CHILDS

                                            J.W. CHILDS INVESTMENTS, L.L.C.

                                              By J.W. Childs Associates, Inc.
                                              its Manager

                                              By:  /s/ Adam Suttin
                                                 -------------------------------
                                                  Name:  Adam Suttin
                                                  Title:  Vice President

                                          BLUE ROCK CAPITAL, L.P.

                                          By: BLUE ROCK PARTNERS, L.P., its
                                              general partner

                                              By:   BLUE ROCK, INC., its general
                                                    partner


                                                    By: /s/ Virginia G. Bonker
                                                        ----------------------
                                                        Virginia G. Bonker
                                                        President

                                           RICHMONT LEEDS EDUCATION
                                           COMPANY L.L.C.

                                              By:   /s/ Jeffrey T. Leeds
                                                    --------------------------
                                                    Name:  Jeffrey T. Leeds
                                                    Title:  Member

                                              By:  /s/ Robert A. Bernstein
                                                   ----------------------------
                                                  Name: Robert A. Bernstein
                                                  Title:  Member

                                                   /s/ John C. Reid
                                                   ---------------------------
                                                   JOHN C. REID

                                        EACH OF THE INVESTORS SET
                                        FORTH ON SCHEDULE 1.1(a) HEREOF

                                        By:  ZESIGER CAPITAL GROUP LLC
                                             as Agent and Attorney-in-Fact
                                             for each of the Investors set forth
                                             on Schedule 1.1(a) hereof

                                        By:  /s/ Albert L. Zesiger
                                           -----------------------------------
                                                 Albert L. Zesiger
                                                 Managing Director

                                   SCHEDULE 13

                              ADDRESSES FOR NOTICES
                              ---------------------

Name                                                 Address
----                                                 -------

The Edison Project Inc.                              521 Fifth Avenue
The Edison Project L.P.                              16th Floor
Sprout Edison Project Inc.                           New York, New York  10175
                                                     Attention:

with a copy to:                                      WSI Inc.
                                                     366 NationsBank Center
                                                     550 Main Street
                                                     Knoxville, TN  37902
                                                     Attention:  Laura Eshbaugh

                                                     Cadwalader, Wickersham & Taft
                                                     100 Maiden Lane
                                                     New York, New York  10038
                                                     Attention:  John F. Fritts

WSI Inc.                                             366 NationsBank Center
WPA Investment L.P.                                  550 Main Street
WEG L.P.                                             Knoxville, TN  37902
WEG II L.P.                                          Attention:  Laura Eshbaugh

with a copy to:                                      Cadwalader, Wickersham & Taft
                                                     100 Maiden Lane
                                                     New York, New York  10038
                                                     Attention:  John F. Fritts

The Sprout Shareholders                              The Sprout Group
                                                     c/o DLJ Capital Corporation
                                                     277 Park Avenue
                                                     New York, New York  10172
                                                     Attention:  Janet Hickey

Benno C. Schmidt, Sr.                                c/o Edward V. Ryan
                                                     J.H. Whitney & Company
                                                     630 Fifth Avenue, 32nd Floor
                                                     New York, New York

John R. Schmidt                                      4570 Delafield Avenue
                                                     Riverdale, New York  10470

with a copy to:                                      c/o Edward V. Ryan
                                                     J.H. Whitney & Company
                                                     630 Fifth Avenue, 32nd Floor
                                                     New York, New York

John W. Childs                                       c/o J.W. Childs Associates, L.P.
                                                     1 Federal Street
                                                     21st Floor
                                                     Boston, MA 02110
                                                     Attention: John W. Childs

Joel E. Smilow                                       315 Post Road West
                                                     Westport, CT  06880

Blue Rock Capital, L.P.                              c/o Virginia G. Bonker
                                                     511 Twaddell Mill Road
                                                     Wilmington, DE  19807

J.W. Childs Investments, L.L.C.                      c/o J.W. Childs Associates, L.P.
                                                     1 Federal Street
                                                     21st Floor
                                                     Boston, MA 02110
                                                     Attention: Adam Suttin

Richmont Leeds Education                             Leeds Group Inc.
    Company L.L.C.                                   200 Park Avenue
                                                     58th Floor
                                                     New York, New York 10166
                                                     Attention: Robert A. Bernstein

John C. Reid                                         c/o The Edison Project Inc.
                                                     521 Fifth Avenue
                                                     16th Floor
                                                     New York, New York 10175

The Investors Set Forth                              Zesiger Capital Group LLC
on Schedule 1.1(a) Hereof                            320 Park Avenue, 30th Floor
                                                     New York, New York  10022
                                                     Attention:  Albert L. Zesiger

                                                                    EXHIBIT A-1


                                  SECURED NOTE

November 18, 1996


                  FOR VALUE RECEIVED, JOHN C. REID ("Reid") promises to pay to the order of The Edison Project Inc. (the "Corporation") the principal amount of Three Hundred Thousand U.S. Dollars ($300,000), and to pay interest on such principal amount in accordance with the provisions below.

                  Interest shall accrue, from the date hereof to but not including the date of payment, on the outstanding principal amount at six percent per annum, provided, however, that the rate of interest provided herein shall not exceed the highest rate of interest permitted by law.

                  The principal amount together with interest accrued thereon shall be repaid in full on February 28, 1997. Reid may prepay the outstanding principal amount and any interest accrued thereon at any time without premium or penalty.

                  As collateral security for this Secured Note, Reid hereby grants to Corporation a first priority security interest in and to 200,000 Shares of Series A Preferred Stock of the Corporation (the "Collateral"), the certificate representing which is registered in the name of Reid and is simultaneously herewith being delivered by Reid to the Corporation with a duly executed stock power in respect thereof.

                  Reid's obligations hereunder are with full recourse to Reid, and the remedies of the Corporation hereunder shall not be limited to satisfying such obligations out of the Collateral. Upon (i) Reid's failure to pay any amount of principal or interest when due hereunder (ii) the termination of Reid's employment with the Corporation or any of its affiliates, or (iii) Reid's commencement of a voluntary proceeding under applicable bankruptcy, insolvency or other similar law now or hereafter in effect or Reid's consent to the entry of an order for relief in an involuntary case under any such law, any unpaid principal and interest owing hereunder shall automatically become due and payable immediately without further notice or demand, and the Corporation shall have all the rights and remedies of secured creditors under the Uniform Commercial Code as in effect in the State of New York and any and all other rights and remedies available at law or in equity, all of which rights and remedies are cumulative and without prejudice to the rights of the Corporation to exercise other or further rights or remedies.

                  This Secured Note contains the entire understanding of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successor and assigns. All payments made hereunder or notices required or authorized hereby shall be made or given as each party may from time to time direct by written notice to the other party hereto. All amounts payable hereunder are payable by wire transfer in immediately available funds to the account number specified by the Corporation, in lawful money of the United States. This Secured Note shall be governed by and construed under the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

                  IN WITNESS WHEREOF, the undersigned has executed this Secured Note on the date first above written.

                                                 JOHN C. REID


                                                 -------------------------------



AGREED AND ACKNOWLEDGED:



THE EDISON PROJECT INC.



By:
   -----------------------------

                                  SCHEDULE 1.5

                              CERTAIN DEFINED TERMS


For purposes of the Agreement, Gross Site Contribution, Total Contracted Revenue, and Central Expenses shall be defined as follows.


GROSS SITE CONTRIBUTION

                  Gross Site Contribution is (i) revenue of the Partnership for the 1996-1997 fiscal year from school contracts minus (ii) operating expenses associated with the individual schools managed by the Partnership for the 1996-1997 fiscal year minus (iii) technology lease payments for the 1996-1997 fiscal year, each of revenue, operating expenses, and technology lease payments being calculated in the same way such items were calculated in the Partnership's Five-Year Business Plan for 1997-2001 (the "Business Plan").

                  In the Business Plan, technology lease payments for the 1996-1997 fiscal year were projected by adding (i) one-fifth of the sum of (a) the actual cost of technology equipment acquired for school and home use for schools which opened in the 1995-1996 fiscal year under lease or loan agreements, (b) total interest expense under the terms of the respective leases/loans, and (c) required end-of-term payments, and (ii) one-fifth of the sum of (a) total anticipated cost of technology equipment to be acquired for school and home use for schools which opened in the 1996-1997 fiscal year under lease or loan agreements, (b) total interest expense under the terms of the anticipated leases/loans, and (c) anticipated required end-of-term payments. For calculations under this Agreement, technology lease payments for schools which opened in the 1996-1997 fiscal year will reflect actual technology equipment costs, interest rates, and end-of-term payments. Should any part of the school or home technology equipment not be financed under lease/loan arrangements, technology lease payments with respect to the equipment not so financed will be deemed to be (i) for technology equipment used in schools, one-fifth of the sum of (a) the actual cost of such equipment, (b) deemed financing costs over 42 months at 9.5% interest, and (c) a deemed final payment equal to 12% of the total equipment costs, and (ii) for technology equipment used in homes, one-fifth of the sum of (a) the actual cost of such equipment, (b) deemed financing costs over 42 months at 10.5% interest, and (c) a deemed final payment equal to 15% of the total equipment costs.

                  Gross Site Contribution shall be determined by the Partnership's financial staff after the close of the 1996-1997 fiscal year and in conjunction with the preparation of the Partnership's audited financial statements.


TOTAL CONTRACTED REVENUE

                  Total Contracted Revenue is the sum of anticipated revenue for each school to be operated during the 1997-1998 fiscal year, with revenue for each school calculated by adding (1) base per-pupil revenue for such school for the 1997-1998 school year as provided under the relevant school contract times the number of pupils for whom the Partnership expects in good faith to be paid; (2) anticipated categorical revenue for such school for the 1997-1998 school year (Title One, special education, etc.) as provided under the relevant school contract; and (3) any other revenue for such school as provided under the relevant school contract. Total Contracted Revenue shall be calculated by the Partnership's financial staff as soon as determinable following the start of the 1997-1998 school year.


CENTRAL EXPENSES

                  Central Expenses are the actual operating expenses of the Partnership's headquarters staff for the 1996-1997 fiscal year, calculated in the same manner as projected in the Business Plan (and detailed in the Partnership's Central Support Budget for the 1996-1997 fiscal year dated August 18, 1996) and shall specifically exclude (1) any costs associated with this transaction or any previous capital transaction (e.g., the outstanding payment due to Dillon Read and professional fees and expenses) and (2) the services fee being paid to WSI at the First Closing. Central Expenses shall be determined by the Partnership's financial staff after the close of the 1996-1997 fiscal year and in conjunction with preparation of the audited financial statements of the Partnership.



The calculation of each of the above defined terms shall be in accordance with Generally Accepted Accounting Principles (GAAP) as used in the Partnership's audited financial statements for the 1996-1997 fiscal year except that technology lease payments shall be calculated as in the Business Plan.


                                      -2-